UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

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FARMHOUSE, INC.

(Exact name of registrant as specified in its charter)

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NEVADA (NV)	333-238326	46-3321759
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

548 Market Street, Suite 90355, San Francisco, CA  94104

(Address of Principal Executive Office)  (Zip Code)

 (888) 420-6856

(Registrant’s telephone number, including area code)

  N/A

(Former name, former address and former fiscal year, if changed since last report)

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Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to §13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS ITEM

Item 1.01 – Entry into a Material Definitive Agreement.

Share Exchange Agreement

On September 10, 2024, Farmhouse, Inc. (“Farmhouse”) entered into a Share Exchange Agreement (the “SEA”) with Thrown, LLC (“Thrown”) and its members. Under the SEA, attached hereto as Exhibit 10.1, Farmhouse will acquire all membership interests of Thrown in exchange for 5,130,000 newly issued shares of Farmhouse common stock. This represents approximately 25% of Farmhouse’s total issued and outstanding shares following the closing of the transaction.

As part of the SEA, Thrown’s management team, including key executives, will continue to operate the business under Farmhouse’s ownership. The transaction also includes an Earnout Agreement that provides performance-based incentives, a Voting Agreement that outlines provisions concerning the voting rights related to Farmhouse’s board composition and matters surrounding the SEA, and an Investor Rights and Management Agreement that will govern future operations and establish ongoing governance structures.

The transaction is subject to customary closing conditions, including Farmhouse entering into a financing agreement to raise between $5 million and $10 million, with 80% of the proceeds allocated to Thrown for working capital purposes. Additionally, the transaction is structured to qualify as a tax-free exchange under Section 368(a) of the Internal Revenue Code.

On September 12, 2024, Farmhouse issued a news release announcing the execution of the SEA, which is attached hereto as Exhibit 99.1.

Earnout Agreement

On September 10, 2024, as part of the SEA, Farmhouse entered into an Earnout Agreement with Thrown and its members. The Earnout Agreement, attached as Exhibit 10.2, establishes performance-based incentives, allowing Thrown’s management to earn additional compensation based on achieving specific financial and operational milestones post-closing. Should Thrown meet the established targets, Farmhouse will issue additional shares or provide financial compensation. A $0.75 minimum share price is set as the floor for calculating earnout payments.

The Earnout Agreement is subject to customary closing conditions and are part of the overall SEA.

Voting Agreement

On September 10, 2024, as part of the SEA, Farmhouse entered into a Voting Agreement with certain shareholders (the “Stockholders”) in connection with the SEA between Farmhouse and Thrown. The Voting Agreement, attached as Exhibit 10.3, outlines provisions concerning the voting rights of Stockholders related to Farmhouse’s board composition and matters surrounding the SEA and related transactions.

The Voting Agreement requires stockholders to maintain the current board composition, with the addition of one nominee from Thrown, for two years. Stockholders must vote in favor of the SEA and related transactions, including the issuance of shares of Farmhouse common stock and the creation of a stock incentive plan, while opposing any actions that would conflict with these agreements or alter Farmhouse’s business or Board. The Voting Agreement also imposes transfer restrictions, requiring transferees to be bound by its terms.

The Voting Agreement is designed to support the execution of the overall SEA and ensure alignment among key shareholders.

Investor Rights and Management Agreement

On September 10, 2024, as part of the SEA, Farmhouse entered into an Investor Rights and Management Agreement (the “IRM Agreement”) with Thrown, its members, and certain Farmhouse stockholders. The IRM Agreement, attached as Exhibit 10.4, outlines the governance and management structure post-closing. Key executives from Thrown will continue to manage daily operations, with Farmhouse providing oversight through the IRM Agreement. The IRM Agreement also provides specific governance and voting rights to Thrown’s members and designated Farmhouse shareholders, including protections for minority shareholders.

The IRM Agreement is designed to support the execution of the overall SEA and ensure alignment among key shareholders

Executive Employment Agreements.

On September 10, 2024, Thrown delivered to Farmhouse forms of Executive Employment Agreements (the “EE Agreements”) agreed upon with T-Pain as Chief Executive Officer, Jason Tucker as President, and Melissa Tucker as Chief Operating Officer (the “Executives”), on terms substantially as set forth in Exhibit 10.5. The Executives will deliver executed versions of the EE Agreements as a condition for Farmhouse proceeding with the final closing. The EE Agreements outline the terms of the Executive’s employment in their respective capacities. The Executives will receive an annual base salary of $108,000, with an option to defer a portion of the salary and convert it into restricted common stock of Farmhouse, the parent company of Thrown. In addition, the Executives are eligible for stock options and may participate in bonus and incentive programs at the discretion of the Farmhouse Board.

The EE Agreements have an initial term and will automatically renew annually unless either party provides 90 days’ prior notice of termination. The Executives are entitled to standard benefits, including health insurance and 401(k) participation, and may accrue up to four weeks of paid time off annually. The EE Agreements also include provisions for termination, with severance and benefits continuation in the case of termination without cause or for good reason. The EE Agreements contain restrictive covenants, including non-disparagement and confidentiality clauses. Any disputes arising under the EE Agreements will be subject to binding arbitration.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 – Unregistered Sales of Equity Securities.

On July 6, 2024, Farmhouse and Thrown executed an Amendment to the Memorandum of Understanding (“Amendment”) to clarify the terms of the equity deposit. The Amendment stipulated that the equity deposit of $75,000 would be issued in shares of Farmhouse common stock based on the price per share of Farmhouse’s stock “then in effect as of the Effective Date.” Under the Amendment, the parties agreed to a price per share of $0.40, and accordingly, Farmhouse issued 187,500 shares of its common stock to Thrown as the equity deposit valued at $75,000, as provided in the MOU. The fair market value of the Farmhouse shares of common stock on July 6, 2024, was $0.1396 per share, or $26,175 in total.

On September 10, 2024, Farmhouse entered into the SEA with Thrown and its members. Pursuant to the SEA, Farmhouse acquired all membership interests of Thrown in exchange for 5,130,000 newly issued shares of Farmhouse common stock, representing approximately 25% of Farmhouse’s total issued and outstanding shares post-closing. As previously stated, Farmhouse issued 187,500 shares of its common stock to Thrown on July 6, 2024, and those shares will be included in the total shares issued pursuant to the SEA. Accordingly, on September 10, 2024, Farmhouse issued the remaining 4,942,500 shares of Farmhouse common stock to the members of Thrown.

The issuance of the shares of Farmhouse common stock described above was made pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve any public offering.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2023, Farmhouse announced that Mr. Scott Bosick, a member of the Board of Directors, tendered his resignation from the Board, effective immediately. Mr. Bosick served the Board with dedication and professionalism, making significant contributions to the growth and success of Farmhouse during his tenure. Importantly, Mr. Bosick’s resignation was not the result of any disagreement with Farmhouse on any matter relating to its operations, policies, or practices, including those concerning accounting or financial reporting.

On the same day, October 13, 2023, the Board appointed Ms. Leslie R. Katz as an Independent Director, succeeding Mr. Bosick. Ms. Katz brings substantial expertise, experience, and skills that are expected to benefit Farmhouse’s strategic initiatives and corporate governance. Ms. Katz satisfies the independence requirements as outlined in the Board of Directors Charter and all applicable laws and regulations. In connection with her appointment, the Board approved a

Restricted Stock Award (the “RSA”) for Ms. Katz, consisting of 200,000 shares of Farmhouse common stock. The RSA is subject to the terms and conditions detailed in the accompanying RSA Agreement. A copy of the RSA Agreement is filed herewith as Exhibit 10.6.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On September 10, 2024, holders of approximately 52.7% of the voting power of Farmhouse, Inc. approved via written consent the following agreements: the Share Exchange Agreement, Earnout Agreement, Voting Agreement, Investor Rights and Management Agreement, and Executive Employment Agreements with Thrown, LLC and its members, including key executives T-Pain (CEO), Jason Tucker (President), and Melissa Tucker (COO). These approvals were made in accordance with Farmhouse’s bylaws and Nevada law.

Item 5.08 – Shareholder Director Nominations.

As a condition to the closing of the SEA between Farmhouse and Thrown, the Farmhouse Board will appoint two additional directors to the Board, effective upon the Closing Date. The appointed directors will include a nominee from Thrown and a nominee from Farmhouse, as detailed in Section 5.1(h) of the agreement.  Upon the closing, FMHS’s management will consist of the following individuals:

•Evan Horowitz, Chairman and CEO

•Michael Landau, Director

•Leslie Katz, Director

•Thrown Nominee, Director

•Farmhouse Nominee, Director

Additionally, Farmhouse will have received letters from its current officers and directors, effective upon the Closing Date, confirming that they have no claims against Farmhouse related to any outstanding remuneration or fees.

SECTION 7 - REGULATION FD

Item 7.01 – Regulation FD Disclosure.

On September 12, 2024, Farmhouse issued a news release announcing the execution of the SEA, which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed incorporated by reference into any of the Company’s reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Share Exchange Agreement, dated September 10, 2024, by and among Farmhouse and Thrown, and the members of Thrown named therein.

10.2	Earnout Agreement, dated September 10, 2024, by and among Farmhouse and Thrown, and the members of Thrown named therein.

10.3	The Voting Agreement, dated September 10, 2024, with certain shareholders (the “Stockholders”) of Farmhouse.

10.4	Investor Rights and Management Agreement, dated September 10, 2024, by and among Farmhouse and Thrown, and the members of Thrown named therein, as well as certain Stockholders of Farmhouse.

10.5	The Executive Employment Agreements, dated September 10, 2024 by and among Thrown and T-pain, CEO, Jason Tucker, President and Melissa Tucker, COO (the “Executives”.

10.6	Restricted Stock Award (“RSA”) Agreement between Farmhouse and Ms. Leslie Katz dated October 13, 2023, for 200,000 shares of Farmhouse common stock, subject to vesting as set forth in the RSA.

99.1	Press Release issued by Farmhouse, Inc., dated September 12, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMHOUSE, INC.

Date: September 16, 2024By: /s/ Evan Horowitz

EVAN HOROWITZ

Chief Executive Officer, Director

(Principal Executive Officer)